CONSENT OF INDEPENDENT ACCOUNTANT

     I hereby consent to the reference to me under the captions "Financial Statements" and "Experts" in the Prospectus constituting part of the Registration Statement on Form SB-2 of Immecor Corporation of my report dated May 14, 1997.




L.V. Dorn II
Certified Public Accountant
Fort Bragg, California
May 15, 1997